EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Nobel Learning Communities, Inc.

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-3793, 333-3797 and 333-73496) and Form S-8 (Nos. 333-61372, 333-61374 and 333-64701) of Nobel Learning Communities, Inc. of our report dated September 9, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

BDO Seidman, LLP

Philadelphia, Pennsylvania

September 14, 2004